As filed with the Securities and Exchange Commission on May 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRONTIER COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-0619596
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 High Ridge Park

Stamford, Connecticut 06905

(203) 614-5600

(Name, address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Kathleen Q. Abernathy, Esq.

Chief Legal Officer

Frontier Communications Corporation

3 High Ridge Park

Stamford, Connecticut 06905

(203) 614-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Eric Maki, Esq.

John T. Owen, Esq.

Jones Day

222 East 41st Street

New York, New York 10017

(212) 326-3939

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities

(1)	Because an unspecified amount of securities registered hereby will be offered pursuant to an automatic shelf registration statement, the issuer has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

PROSPECTUS

Frontier Communications Corporation

Debt Securities

We may from time to time offer to sell our debt securities, which may consist of debentures, notes or other types of debt.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of any securities to be offered in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 3 High Ridge Park, Stamford, Connecticut 06905. Our telephone number is (203) 614-5600.

Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 2 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2012

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus or any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement, including its exhibits. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Statements contained in this prospectus and any accompanying prospectus supplement or in any applicable free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. None of the delivery of this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus or any sale made under this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement or applicable free writing prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with any other information.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Frontier,” “we,” “us,” “our,” “our company” or “the company” refer to Frontier Communications Corporation, a Delaware corporation, and its direct and indirect subsidiaries.

OUR COMPANY

We are a communications company providing services predominantly to rural areas and small and medium-sized towns and cities in the U.S. Our business is with both residential and business customers and we provide the “last mile” of telecommunications services to customers in these markets.

We offer a broad portfolio of high-quality communications services for residential and business customers in each of our markets. These include services traditionally associated with local telephone companies, as well as other services such as long distance, Internet access, broadband-enabled services and video services. We offer these services both á la carte and, increasingly, as bundled packages which are purposely designed to simplify customer purchasing decisions and to provide the customer with pricing discounts. We also offer incentives and promotions such as gifts to influence customers to purchase or retain certain services. We also enhance customer retention by offering one-, two- and three-year price protection plans under which customers commit to a term in

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exchange for predictable pricing or other incentives and promotions. We are staffed locally with skilled technicians and supervisory personnel, which enables us to provide efficiently and reliably an array of communications services to meet our customers’ needs. Our call center operations and field technicians are staffed with 100% U.S.-based personnel.

Our mission is to be the leader in providing communications services to residential and business customers in our markets. We are committed to delivering innovative and reliable products and solutions with an emphasis on convenience, service and customer satisfaction. We believe that our local management structure, 100% U.S.-based customer service and innovative product positioning will continue to differentiate us from our competitors in the markets in which we compete.

For the year ended December 31, 2011, we had total revenue of approximately $5.2 billion.

We are a Delaware corporation with executive offices at 3 High Ridge Park, Stamford, Connecticut 06905. Our telephone number is (203)  614-5600.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of this ratio, earnings consist of pre-tax income (loss) from continuing operations before dividends on convertible preferred securities, extraordinary expense, cumulative effect of changes in accounting principles and income (loss) from equity investees, plus fixed charges (except for interest capitalized and preferred dividend requirements of consolidated subsidiaries) and distributed income of equity investees. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed to be representative of interest.

Year Ended December 31,					Three Months Ended March 31,
2007	2008	2009	2010	2011	2012
1.87	1.76	1.49	1.49	1.33	1.24

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities that may be offered pursuant to this prospectus.

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PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Jones Day, New York, New York.

EXPERTS

The consolidated financial statements of Frontier Communications Corporation as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined special-purpose financial statements of Verizon Communications Inc.’s Separate Telephone Operations as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this Prospectus and Registration Statement (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.frontier.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of The Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the following documents listed below and any future filings (other than current reports or portions thereof furnished

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under Item 2.02 or Item 7.01 of Form 8-K) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2012;

•

our Current Reports on Form 8-K filed on January 10, 2012, January 27, 2012, February 14, 2012, February 16, 2012 (relating to our declaration of a quarterly dividend), February 22, 2012, March 16, 2012, April 2, 2012, April 9, 2012, April 20, 2012, May 7, 2012 (relating to our press release announcing the Company being named to the Fortune 500 list), May 8, 2012 and May 10, 2012 (relating to our press release announcing the Company’s participation in an investor conference); and

•

the combined financial statements of Verizon’s Separate Telephone Operations (1) at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, contained in our prospectus filed pursuant to Rule 424(b) on June 4, 2010, and (2) at June 30, 2010 and December 31, 2009 and for the six and three months ended June 30, 2010 and 2009, contained in the Current Report on Form 8-K, filed on May 10, 2012.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Frontier Communications Corporation, 3 High Ridge Park, Stamford, Connecticut 06905, Telephone No. (203) 614-5600.

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Part II

Information not required in prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable by Frontier Communications Corporation (the “Registrant”) in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the SEC registration fee.

Securities Act Registration Fee	*
Legal Fees and Expenses	+
Trustee Fees	+
Printing Expenses	+
Accounting Fees and Expenses	+
Miscellaneous	+

Total	+

*	Deferred in accordance with Rules 456(b) and 457(r).
+	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“Delaware Law”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Law also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

The Delaware Law also provides that the indemnification described above will not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The Delaware Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

As permitted by sections 102 and 145 of Delaware Law, the Registrant’s Restated Certificate of Incorporation eliminates the liability of a director to the Registrant and its stockholders for monetary damages for breach of a director’s fiduciary duty except for liability under section 174 of Delaware Law, for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

The Registrant’s by-laws provide that to the fullest extent permitted by applicable law as then in effect, the Registrant shall indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a “Proceeding”), by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors, administrators and legal representatives. The right to indemnification conferred in the Registrant’s By-laws includes the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of the final disposition of the Proceeding, consistent with applicable law as then in effect.

The above discussion of the Delaware Law and the Registrant’s Restated Certificate of Incorporation and By-laws is not intended to be exhaustive and is qualified in its entirety by such statutes, the Restated Certificate of Incorporation and the By-laws.

The Registrant maintains liability insurance for the benefit of its directors and officers.

Item 16.	Exhibits.

The following exhibits are being filed herewith or incorporated by reference herein. The Registrant’s file number with the Commission is 001-11001.

Exhibit Number	Description

1.1	Underwriting Agreement. *

3.1	Restated Certificate of Incorporation of Frontier Communications Corporation (formerly known as Citizens Communications Company) (filed as Exhibit 3.200.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000).**

3.2	Certificate of Amendment of Restated Certificate of Incorporation effective July 31, 2008 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).**

3.3	Certificate of Amendment of Restated Certificate of Incorporation, effective June 28, 2010 (filed as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed July 1, 2010).**

3.4	By-laws of Frontier Communications Corporation, as amended February 6, 2009 (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on February 6, 2009).**

4.1	Indenture (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 9, 2009).**

5.1	Opinion of Jones Day.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

Exhibit Number	Description

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for the Indenture.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.
**	Incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of May, 2012.

By:	/s/ DONALD R. SHASSIAN
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susana D’Emic and Donald R. Shassian, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons on behalf of Frontier Communications Corporation and in the capacities indicated on the 10th day of May, 2012.

Name	Title

/S/ LEROY T. BARNES, JR.	Director
Leroy T. Barnes, Jr.

/S/ PETER C.B. BYNOE	Director
Peter C.B. Bynoe

/S/ SUSANA D’EMIC Susana D’Emic	Senior Vice President and Controller (Principal Accounting Officer)

/S/ JERI B. FINARD	Director
Jeri B. Finard

/S/ EDWARD FRAIOLI	Director
Edward Fraioli

/S/ JAMES KAHAN	Director
James Kahan

/S/ PAMELA D.A. REEVE	Director
Pamela D.A. Reeve

/S/ HOWARD L. SCHROTT	Director
Howard L. Schrott

/S/ LARRAINE D. SEGIL	Director
Larraine D. Segil

/S/ MARK SHAPIRO	Director
Mark Shapiro

/S/ DONALD R. SHASSIAN Donald R. Shassian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ MYRON A. WICK III	Director
Myron A. Wick III

/S/ MARY AGNES WILDEROTTER Mary Agnes Wilderotter	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)